UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2004

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596

(Address of principal executive offices)	(Zip Code)

(312) 544-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1.    364-Day Revolving Credit Agreement

On November 19, 2004, we entered into a $2.0 billion, 364-day revolving credit agreement (the “Credit Agreement”), replacing an earlier $2.5 billion credit agreement with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as joint lead arrangers and joint book managers, JPMorgan Chase Bank as syndication agent, and Citibank N.A. as administrative agent, and a syndicate of lenders as defined in the Credit Agreement.

Borrowings under the Credit Agreement (that are not based on Eurodollar rates) bear interest at an annual rate based on the “base rate” of interest in effect plus the applicable margin and applicable utilization fees payable quarterly and in arrears as defined in the Credit Agreement. The “base rate” of interest is the base rate announced publicly by Citibank, N.A., from time to time. The applicable margin will vary depending upon our credit rating and whether the payment is made before or after the termination date and may vary from a low of 0.100% to a high of 0.475%. The applicable utilization fee varies between 0.100% and 0.275% depending on our credit rating and applies on any date that the aggregate principal amount of outstanding advances exceeds 25% of the aggregate commitments.

The Credit Agreement contains customary terms and conditions, including certain financial covenants that are similar to those contained in the previous facility, including, without limitation, covenants restricting our ability to incur liens, merge or consolidate with another entity. Further, the Credit Agreement contains a covenant restricting our ability to permit consolidated debt (as defined in the Credit Agreement) to exceed 60% of our total capital (as defined in the Credit Agreement) while any amount is payable to a lender under the Credit Agreement.

Some of the lenders under the Credit Agreement and their affiliates have various relationships with us and our subsidiaries involving the provision of financial services, including cash management, investment banking, trust and leasing services. In addition, we and some of our subsidiaries have entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

2.    Directors Compensation

On August 30, 2004, our Board of Directors approved an increase in the deferred stock portion of the annual retainer for non-employee directors, effective January 1, 2005. The non-employee directors annual retainer will include $130,000 in deferred stock units, an increase of $90,000 in deferred stock units. In connection with this change, the non-employee directors will no longer receive (i) contributions of additional deferred stock units with respect to compensation deferred by a non-executive director and (ii) stock option grants in connection with our annual meetings. The remaining components of the non-employee directors compensation remain unchanged from the amounts described in the Company’s Proxy Statement for its 2004 Annual Meeting of Stockholders and are as follows:

• Annual cash retainer	$60,000;
• Committee chair retainer	$5,000; and
• Audit Committee chair annual retainer	$10,000.

Our non-executive Chairman will receive an annual cash retainer in the amount of $150,000 and $250,000 in deferred stock units, which represents an increase of $170,000 in deferred stock units. Similar to non-employee directors, the non-executive Chairman will no longer receive (i) contributions of additional deferred stock units with respect to compensation deferred by the non-executive Chairman and (ii) an option grant.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the 364-Day Revolving Credit Agreement is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

(Registrant)

/s/ James C. Johnson
James C. Johnson

Vice President, Corporate Secretary and Assistant General Counsel

Date: December 23, 2004

3